TravelNow.com LLC
                        318 Park Central East, Suite 306
                              Springfield, MO 65806


                                December 18, 2000


To the Stockholders named on the signature page listed on this letter

Gentlemen:

     This letter agreement, (this "Agreement"), is made and entered into by and among TravelNow.com Inc., a Delaware corporation ("TravelNow") and the undersigned individual holders of TravelNow's capital stock (each individually a "Stockholder" and collectively the "Stockholders").

     Each Stockholder beneficially owns as of the date of this Agreement, the number of shares of common stock, par value $0.01 per share, of TravelNow set forth on the signature page to this letter (which, along with any stock acquired by the Stockholder subsequent to the date of this Agreement, any stock into which such shares of common stock have been exchanged or any stock resulting from any stock split, stock dividend, recapitalization, restructuring, reclassification or similar transaction involving such shares of common stock, is collectively referred to herein as the "Common Stock"). TravelNow and the Stockholders agree that in order to enhance the long-term value of the Common Stock, it is in the best interest of both TravelNow and the Stockholders for the Stockholders to enter into this Agreement regarding ownership of the Common Stock.

     In consideration of the mutual promises hereinafter made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that each of the Stockholders hereto, intending to be legally bound hereby, agree as follows.

     From the date of this Agreement through April 30, 2001, no Stockholder shall, in any manner, directly or indirectly:

     (a) sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber any of the Common Stock;

     (b) tender any shares of Common Stock into any tender offer, exchange offer, or other offer to purchase shares of the Common Stock;

     (c) vote any shares of Common Stock in favor of any proposal not approved by the Board of Directors of TravelNow;

     (d) deposit the Common Stock into a voting trust, enter into a voting agreement or arrangement with respect to the Common Stock or grant any proxy or power of attorney with respect to the Common Stock; or

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     (e)  enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any shares of the Common Stock or any other securities of the Company or with respect to any of the foregoing.

     The foregoing restrictions shall not apply to (i) a tender of Common Stock in response to a tender offer expressly approved by the Board of Directors of TravelNow; or (ii) any other transaction expressly approved by the Board of Directors of TravelNow.

     Any transfer, sale, pledge or encumbrance or attempted transfer, sale, pledge, or encumbrance of the Common Stock made in violation of this Agreement shall be void ab initio and TravelNow shall not be required to, and its transfer agent shall be instructed not to, recognize any such transfer or sale. Except as expressly set forth in this Agreement, nothing in this Agreement shall be construed in any manner to limit any Stockholder's rights to purchase or otherwise acquire additional shares of capital stock of TravelNow in any manner or from any person(s) or entity(ies), subject to compliance with applicable securities laws.

     This Agreement constitutes the complete agreement between the parties hereto with respect to the subject matter hereof and shall continue in full force and effect until terminated by mutual agreement of the parties hereto or pursuant to the terms hereof. This Agreement shall be interpreted such that any rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed. This Agreement shall be construed, performed and enforced in accordance with, and governed by the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. This Agreement may not be modified or amended and no provision hereof may be waived, in whole or in part, except by a written agreement signed by the parties hereto. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

     Each Stockholder acknowledges that TravelNow and each other Stockholder would not have an adequate remedy at law for money damages in the event that this Agreement is not performed in accordance with its terms and therefore each Stockholder agrees that TravelNow and each other Stockholder shall be entitled to specific enforcement of the terms hereof, without being required to post any bond, in addition to any other remedy to which it may be entitled, at law or in equity.

     This Agreement may be executed in counterparts, all of which shall be taken together as one and the same instrument. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement, including, but not limited to, execution of a Schedule 13D, and amendments thereto, as required by applicable law.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

TRAVELNOW.COM, INC.


By: /s/ Jeff Wasson
---------------------------------
Name: Jeff Wasson
---------------------------------
Title: CEO
---------------------------------


STOCKHOLDERS:

By: /s/ Jeff Wasson                     By: /s/ Jamie Coppedge
---------------------------------       ------------------------------
Name: Jeff Wasson                       Name: Jamie Coppedge
---------------------------------       ------------------------------
No. of Shares: 1,692,067                No. of Shares: 133,250
---------------------------------       ------------------------------


By: /s/ Chris Kuhn                      By: /s/ Christopher J. Lynch
---------------------------------       ------------------------------
Name: Chris Kuhn                        Name: Christopher J. Lynch
---------------------------------       ------------------------------
No. of Shares: 53,333                   No. of Shares: 133,250
---------------------------------       ------------------------------


By: /s/ Marvin N. McDaniel              By: /s/ Jerry W. Rutherford
---------------------------------       ------------------------------
Name: Marvin N. McDaniel, Trustee       Name: Jerry W. Rutherford
---------------------------------       ------------------------------
No. of Shares: 209,533                  No. of Shares: 1,346,569
---------------------------------       ------------------------------


By: /s/ Donna McDaniel, Trustee         By: /s/ William N. Perkin
---------------------------------       ------------------------------
Name: Donna McDaniel, Trustee           Name: William N. Perkin
---------------------------------       ------------------------------
No. of Shares: 209,532                  No. of Shares: 110,874
---------------------------------       ------------------------------


By: /s/ H. Whit Ehrler                  By:
---------------------------------       ------------------------------
Name: H. Whit Ehrler                    Name:
---------------------------------       ------------------------------
No. of Shares: 66,667                   No. of Shares:
---------------------------------       ------------------------------


By: /s/ Ross Summers                    By:
---------------------------------       ------------------------------
Name: Ross Summers                      Name:
---------------------------------       ------------------------------
No. of Shares: 509,502                  No. of Shares:
---------------------------------       ------------------------------